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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Employee Stock Purchase Plan and the 1999 Stock Plan of our report dated February 20, 2001, except for the third and fourth paragraphs of Note 1 and Note 2, as to which the date is April 20, 2001, with respect to the financial statements of E-Stamp Corporation included in the Annual Report on Form 10-K/A-2 for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                         ERNST & YOUNG LLP


Palo Alto, California
August 10, 2001